UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2019

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BWEN	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2019, the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”) accepted the resignation of Stephanie K. Kushner.  Ms. Kushner will retire as President and Chief Executive Officer of the Company effective March 1, 2020.  Ms. Kushner will continue to serve as a member of the Board following her retirement. Ms. Kushner’s retirement as President and Chief Executive Officer is not due to any dispute or disagreement over the Company’s operations, practices or policies.

Also on December 9, 2019, the Board appointed Eric Blashford, currently the Company’s Chief Operating Officer, to succeed Ms. Kushner as President and Chief Executive Officer of the Company, effective March 1, 2020.  Mr. Blashford’s appointment is the result of a leadership succession plan that was developed by senior management of the Company over the last several years under the direction and oversight of Ms. Kushner and the Board.

Mr. Blashford, age 55, has served as the Company’s Chief Operating Officer since May 1, 2018 and as President of the Company’s wholly-owned subsidiary, Broadwind Towers, Inc., since October 2014.  Prior to joining the Company, from January 2012 to October 2014, he served as President of a group of companies owned by The Heico Companies, LLC, including Barko Hydraulics, LLC, Pettibone Traverse Lift, LLC and Tiffin Parts, LLC, all of which are manufacturers of heavy duty off road vehicles (and parts) for the forestry, material handling, oil and gas and construction industries. Mr. Blashford holds a Bachelor of Science degree in Business Administration in Accounting from the University of Akron and a Master of Business Administration from Kent State University and is a registered Certified Public Accountant (non-practicing) in the State of Ohio. Mr. Blashford has no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director, executive officer or nominee for director or executive officer of the Company.

At this time, there have been no modifications of Mr. Blashford’s compensation in connection with his appointment.

Additional information regarding Mr. Blashford’s Severance and Non-Competition Agreement with the Company is available under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2018, which such information is incorporated herein by reference.

A copy of the related Press Release announcing the events described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

 (d) The following exhibits are filed as part of this report:

Exhibit Number	Description
99.1	Press Release Dated December 9, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

December 9, 2019	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Chief Executive Officer
(Principal Executive Officer)

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